UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Amendment No. 1 to Voting Agreement

On January 16, 2018, Helios and Matheson Analytics Inc. (the “Company”) and MoviePass Inc. (“MoviePass”) entered into Amendment No. 1 to Voting Agreement (the “Amendment”). Pursuant to the Amendment, which provides that it shall be deemed effective for all purposes as of December 11, 2017, the Chief Executive Officer of MoviePass will be entitled to designate two persons to serve on the MoviePass board of directors and the Chief Executive Officer of the Company will be entitled to designate three persons to serve on the MoviePass board of directors. Mitchell Lowe, the Chief Executive Officer of MoviePass, has designated himself and Chris Kelly as directors of MoviePass. Theodore Farnsworth, the Company’s Chief Executive Officer, has designated himself and Carl Schramm as directors of MoviePass. Mr. Farnsworth has not yet designated a third director of MoviePass.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Stuart Benson

On January 18, 2018, the Company entered into an employment agreement (the “Agreement”) with Stuart Benson, its Chief Financial Officer. The term of the Agreement will expire on December 31, 2020 and, following the expiration of the initial term, will be automatically renewed for additional consecutive terms of one year, unless either the Company or Mr. Benson objects to the renewal at least ninety days prior to the commencement of the renewal term.

Compensation

Base Salary. Pursuant to the Agreement, Mr. Benson’s base salary will be $275,000 per year, retroactive to January 1, 2018, and will be increased on the first day of each calendar year thereafter in an amount that is no less than 7% of the base salary.

Annual Bonus. For 2017, Mr. Benson will receive a performance bonus consisting of (i) cash in the amount of $150,000, payable no later than January 31, 2018; (ii) 300,000 shares of the Company’s common stock for extraordinary services related to the Company’s acquisition of a majority stake in MoviePass Inc.; and (iii) 100,000 shares of the Company’s common stock for outstanding performance of his general duties in 2017. The shares of common stock will vest in their entirety on February 15, 2019 and will be issued no later than March 15, 2018. For each subsequent year of the term, Mr. Benson may receive an annual bonus, made up of cash and shares of the Company’s common stock, as determined in the sole discretion of the Board based on its assessment of Company and individual performance in relation to performance targets, a subjective evaluation of Mr. Benson’s performance or such other criteria as may be established by the Board. The annual cash target bonus will be 50% of Mr. Benson’s base salary and, if granted, the annual award of shares of the Company’s common stock will be as follows: (i) for services rendered during 2018, 300,000 shares; (ii) for services rendered during 2019, 325,000 shares; and (iii) for services rendered during 2020, 400,000 shares. The shares of common stock included in the annual bonus, if any, will vest ratably at the end of each of the six calendar quarters subsequent to the calendar quarter in which the grant is made. Any award of common stock made pursuant to the Agreement will be subject to the Company’s receipt of all corporate approvals required by applicable law or the rules and regulations of the Nasdaq Capital Market or such other national securities exchange in the United States on which the Company’s common stock is then listed and the terms of a Restricted Stock Award Agreement between Mr. Benson and the Company.

Grant of Common Stock. The Company will grant to Mr. Benson an award of 600,000 shares of common stock, subject to the terms of an award agreement. The shares shall vest in their entirety on February 15, 2019, eighteen months following August 15, 2017, the date on which the Company entered into a Securities Purchase Agreement to acquire a majority stake in MoviePass Inc., which contemplated that the Company would enter into an employment agreement with Mr. Benson prior to the closing under the MoviePass Securities Purchase Agreement.

Other Benefits

Life Insurance. The Company will pay the premiums of an insurance policy insuring Mr. Benson’s life, providing coverage in the amount of $3,000,000, payable to a beneficiary chosen by Mr. Benson.

Automobile Allowance. Mr. Benson will receive an automobile allowance of $750 per month.

Company Benefits. Mr. Benson will be entitled to participate in all pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to other senior executives of the Company.

Termination Provisions

The Company may terminate the Agreement as a result of the death or disability, as defined in the Agreement, of Mr. Benson or for “cause” as defined in the Agreement. Mr. Benson may terminate the Agreement upon 30 days’ notice to the Company or for “good reason,” as defined in the Agreement. If the Agreement is terminated by Mr. Benson for any reason other than good reason, terminated by the Company for cause, or expires by its terms, Mr. Benson will receive earned but unpaid base salary, unpaid expense reimbursements, any earned but unpaid annual bonus, and the value of any accrued and unused vacation days (collectively, the “Accrued Obligations”).

If the Agreement is terminated due to his death or disability, Mr. Benson will receive the Accrued Obligations; a pro-rata portion of the annual bonus, if any, for the fiscal year in which the termination occurs; accelerated vesting of any equity-incentive awards that are subject to time-based vesting; subject to a valid election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of health insurance premiums, for himself or his dependents in the event of his death, for a period of 18 months; and, in the event of his disability, continuation of the base salary until the earlier of (A) the 12 month anniversary of the termination date of his employment and (B) the date Mr. Benson is eligible to commence receiving payments under the Company’s long-term disability policy.

If Mr. Benson’s employment is terminated without cause by the Company, due to a Change in Control, as defined in the Agreement, or for good reason by Mr. Benson, he will receive the Accrued Obligations; severance in a single lump sum installment in an amount equal to 2 times the sum of (A) the base salary plus (B) an amount equal to 2 times the maximum annual bonus for which he is eligible in the fiscal year in which the termination of his employment occurs, or if there is no annual bonus for which he is eligible in that year, then 2 times the annual bonus most recently paid to him; a pro-rata portion of the annual bonus, if any, for the fiscal year in which the termination occurs; accelerated vesting of any equity-incentive awards; and subject to a valid election under COBRA, reimbursement of health insurance premiums for a period of 18 months.

If, as of the date of a Change in Control, Mr. Benson holds stock options that are not vested and exercisable, such stock options will become fully vested and exercisable, as of the date of the Change in Control if the acquirer does not agree to assume the awards or substitute equivalent stock options.

In conjunction with the execution of the Agreement, the Board renounced on behalf of the Company and its shareholders all interest and expectancy to (or being offered any opportunity to participate in) any opportunity presented to Mr. Benson that may be considered a corporate opportunity of the Company, except with respect to opportunities in which the Company would be interested in the ordinary course of its business and which are presented to Mr. Benson in his capacity as an executive officer of the Company.

The Agreement includes standard provisions relating to maintaining the confidentiality of the Company’s confidential information, non-solicitation of the Company’s employees and indemnification.

The above discussion does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Voting Agreement
10.2	Employment Agreement between the Company and Stuart Benson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Voting Agreement
10.2	Employment Agreement between the Company and Stuart Benson

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